CONSULTING AGREEMENT

            THIS CONSULTING AGREEMENT (this "Agreement") is between Asher Gottesman and or assigns (the"Consultant") and PACEL Corp., a Virginia corporation (the "Company"). Each of the Consultant and the Company are also referred to in this agreement as the "Parties."

            WHEREAS, the Consultant is a business Consultant with name recognition in the Middle East; and

            WHEREAS, the Company desires to utilize the services of the Consultant to promote and develop a market for the Company's Products and Services.

            NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement. the Parties hereby agrees as follows:

            1.      Scope of Services. The Company hereby retains the Consultant to promote and develop a market for the Products and Services. The Consultant agrees to use his best efforts during the term of this Agreement to market and promote the Products and Services. Specifically, Consultant shall use his best efforts to (i) introduce the Company to new and potential customers, (ii) promote the sales of the Company's Products and Services on the west coast of the United States, and (iii) introduce the Company to potential distributors of the Company's Products and Services in Israel and other parts of the Middle East. Consultant represents and warrants to the Company that he is experienced in providing the types of services set forth in this Section 1.

            2.      Term. This Agreement shall become effective as of the data set forth on the signature page of this Agreement, and shall continue for a period of one (1) year (this "Term").
            Notwithstanding the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to the Consultant at the address and telephone number last provided by the Consultant of the Company. "Cause" shall be determined solely as the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the conduct of Company or the Consultant's business, material breech of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company, and dishonesty related to independent contractor status.

            3.      Compensation; Grant of Stock Options. In consideration for the services to be provided by the Consultant to the Company under the terms of this Agreement, the Company agrees to grant to the Consultant upon the execution of this Agreement a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Shares") of the Company's common stock (the "Common Stock") as set forth below which shall fully vest immediately upon execution of this Agreement, at an exercise price as set forth below:

            Number of Shares or Total Dollar Amount: $140,000

            Exercise Price or percentage per Share (in US$): 70% of Market Price

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In no event shall the number of Option Shares exceed 10,000,000 Shares. The terms of the Option shall otherwise be set forth in a Non-Qualified Stock Agreement between the Company and the Consultant, substantially in the form attached as Exhibit A to this Agreement. The Company agrees to register the Shares for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement then available), pursuant to the terms of such registration set forth in the Non-Qualified Stock Option Agreement. For the purpose of this Agreement "Market Price" shall mean 70% of the lowest closing bid price of the Common Stock of the Company as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") (i) for any trading day on which a Notice of Exercise is received by the Company, provided such Notice of Exercise is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or (ii) for any of the 3 consecutive trading days immediately preceding the date of receipt by the Company of each Notice of Exercise.

            4.      Confidentiality. The Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of service rendered pursuant to this Agreement shall keep confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any names in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

            5.      Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent, of, or a joint venturer with the Company. in addition, the Consultant shall take no action which, to the knowledge of the Consultant, binds, or purpose to bind, the Company to any contract of agreement.

            6.      Miscellaneous.

                  (a)      Entire Agreement. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

                  (b)      Governing Law. This Agreement shall be construed under the internal laws of the State of Virginia, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Los Angeles, California.

                  (c)      Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any person any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonable withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

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                  (d)      Indemnification. The Company shall indemnify the Consultant for all losses or damages sustained (including reasonable attorney fees and disbursements) as incurred by the Consultant arising from the Consultant performing services under this Agreement.

                  (e)      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

                  (f)      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

                  (g)      Consultant's Representations and Warranties:

                        (A)      The Consultant shall not promote nor maintain a market for the Company's securities to the general public or in connection with, or related to capital raising transactions, and no part of the compensation paid by the Company hereunder shall in connection with such activities.

                        (B)      Any compensation received by the Consultant pursuant to this Agreement, will not be used in connection with the distribution of the Company's securities to the general public and the Consultant will not act as a conduit for the distribution of the Company's securities.

                        (C)      Consultant is a natural person who has contracted in this Agreement directly with the Company.

                        (D)      Consultant shall not render any services in connection with any potential restructuring of the capital of the Company.

                        (E)      Consultant will not sell nor resell nor remit any proceeds from the sale of Shares obtained as compensation herein, back to the Company or apply the proceeds to debts of the Company.

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            IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.

Date: June 11, 2001	CONSULTANT:

/s/ Asher Gottesman ASHER GOTTESMAN

Address for Notices:

c/o Concord Companies 14001 Ventura Boulevard Sherman Oaks, California 91423 Fax: 818-501-1306

COMPANY:

PACEL CORP.
By:	/s/ David E. Calkins David E. Calkins President

Address for Notices:

8870 Rixlew Lane, Suite 201 Manassas, Virginia 20109 Fax: 703-361-6706

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EXHIBIT A

FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT

            THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is between Asher Gottesman (the "Grantee") and Pacel Corp. (the "Company"). Each of the Grantee and the Company are also referred to in this agreement as the "Parties."

            WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized the grant to the Grantee, for services to be rendered by the Grantees as a consultant to the Company pursuant to the terms of a Consulting Agreement (the "Consulting Agreement") between the Company and the Grantee, of non-qualified stock options (the "Options") to purchase the number of shares of the Company's common stock (the "Common Stock") specified in paragraph 1 of this Agreement at the price specified in paragraph 1 of this Agreement.

            NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

            1.      Number of Shares: Exercise Price. Pursuant to action taken by the Board of Directors, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Consulting Agreement, Options to purchase the number of common shares ("Option Shares") of Common Stock set forth below, at the exercise price set forth below ("Exercise Price");

            Number of Shares or Total Dollar amount: $140,000. In no event shall the number of Option Shares exceed 10,000,000 Shares.

            Exercise Prices or Percentage per Share (in US$): 70% of Market Price. "Market Price" shall mean 70% of the lowest closing bid price of the Common Stock of the Company as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") (i) for any trading day on which a Notice of Exercise is received by the Company, provided such Notice of Exercise is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or (ii) for any of the 3 consecutive trading days immediately preceding the date of receipt by the Company of each Notice of Exercise.

            2.      Term. The Options and this Agreement shall expire one (1) year from the date of this Agreement.

            3.      Shares Subject to Exercise. The Options shall be immediately exercisable and shall remain exercisable for the entire Term specified in Paragraph 2 of this Agreement.

            4.      Escrow Agent, Method, Manner and Time of Exercise.

                  (a)      The Grantee and the Company hereby appoint Edward H. Burnbam, Esq., as escrow agent (the "Escrow Agent"), in connection with this Stock Option Agreement.

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                  (b)      The Options may be exercised by the Grantee by giving written notice\ of the exercise of the Options (" Notice of Exercise") to the Company and to the Escrow Agent, as defined below, in the form annexed hereto as Exhibit A stating the number of Option Shares with respect to which the Option is then being exercised and setting forth the exercise price. Simultaneously with giving the Notice of Exercise, the Grantee shall wire transfer to the Escrow Agent the Exercise Price for the shares being purchased as set forth in the Notice. Not less than two hundred thousand (200,000) Option Shares may be purchased upon exercise of the Options at any one time unless the number of Option Shares for which exercise of the Options is being made is all of the Option Shares then issuable upon exercise of the Options. Only whole shares shall be issued upon exercise of the Options.

                  (c)      Within 3 days from receipt of a Notice of Exercise, the Company shall deliver or cause to be delivered to the Escrow Agent certificates representing the number of shares set forth in the Notice of Exercise without restrictive legend of any nature whatsoever.

                  (d)      Upon the receipt of (i) a Notice of Exercise from the Grantee stipulating the number of Option Shares it is purchasing, (ii) a wire transfer for the Exercise Price of the Option Shares set forth in the Notice of Exercise, and (iii) the Option Shares from the Company, the Escrow Agent shall (x) deliver the Option Shares being purchased to the Grantee, and (y) send the Exercise Price received from the Grantee to the Company by wire transfer, less the fees of the Escrow Agent as provided below. This Escrow Agent shall have irrevocable authority to transfer the Option Shares to the Grantee upon the receipt of a Notice of Exercise, provided Escrow Agent receives the accompanying Exercise Price for the Option Shares. In the event the Exercise Price is not wire transferred to the Escrow Agent within 3 days of receipt of the Notice of Exercise, the Escrow Agent shall return any Option Shares received from the Company upon such Notice of Exercise to the Company. In the event the Option shares are not received by the Escrow Agent within 3 days of receipt of the Notice of Exercise, the Escrow Agent shall wire transfer to the Grantee the Exercise Price ("Voided Exercise"). In the event of a Voided Exercise, the Notice of Exercise upon which the Grantee and the Company have acted shall be null and void and of no further effect. A Voided Exercise shall not preclude any future exercise of the Options at the election of the Grantee.

                  (e)      The Escrow Agent's obligation under this Agreement shall terminate simultaneously upon the expiration of the Options or the exercise in full of the Options granted under this Agreement and upon such expiration the Escrow Agent shall have no further obligations whatsoever under this Agreement. The Escrow Agent is acting under this Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney client relationship between or among the Escrow Agent, the Sellers and the Purchaser. The Escrow Agent's only duties are those expressly set forth in this Agreement, and each of the Seller and the Purchaser authorizes the Escrow Agent to perform those duties in accordance with its usual practices in holding property of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its partners, employees, attorneys, agents or designees, and such partners, employees, attorneys and agents, shall not incur any liability whatsoever for the disposition of the Option Shares or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other

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authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and each of the Grantee and the Company hereby waive any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Agreement or the Shares; and each of the Grantee and the Company hereby expressly waive any and all claims and actions (other than the Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

                  (f)      The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Grantee and the Company from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Option Shares, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Agreement and amounting to willful misconduct or gross negligence as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

            5.      Tax Withholding. As a condition to exercise of the options Grantee shall be liable to pay to all applicable federal, state and local taxes.

            6.      Exercise Following Termination of Consulting Agreement. The Options shall not terminate as a result of the termination of Grantee's services as a consultant to the Company pursuant to the Consulting Agreement.

            7.      Transferability. The Options and this Agreement may not be assigned or transferred except by will or by laws of descent and distribution, and with consent of the Company.

            8.      Grantee Not a Shareholder. The Grantee shall have no rights as a shareholder with respect to the Option Shares issued from time to time upon exercise of the Options until the earlier of: (1) the date of issuance of the stock certificates or stock certificates to the Grantee applicable to the Option Shares then issuable to the Grantee upon exercise of the Options, and (2) the date on which the Grantee or his nominee is recorded as owner of such Option Shares on the Company's

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stock ledger by the Company's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 13 of this Agreement, no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses (1) and (2) of this paragraph.

            9.      Shares Qualified for Listing. Company represents that its Common Stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without the OTCBB and other applicable jurisdictions.

            10.      Registration Rights. Upon signing this Agreement, the Company shall immediately, at the Company's expense, use its best efforts to file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form S-8 or other comparable form, or if such forms is nor then available, such other form of registration statement then available, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for public resale by the Grantee, and prepare and file with the appropriate same securities regulatory authorities the documents reasonably necessary to register or qualify the Option Shares, subject to the ability of the Company to register or qualify the Option Shares under applicable state law.

            11.      Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at the address and facsimile number set forth on the signature page of this Agreement, and all notices to the Grantee shall be addressed to the Grantee at the address and facsimile number of the Grantee set forth on the signature page of this Agreement or, if different, the last address and facsimile number on the file with the Company, or to such other address and facsimile number as either may designate to the other in writing, A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Grantee or to the Company (as the case may be) by nationally recognized courier or overnight delivery service.

            12.      Adjustments. If there is any change in the capitalization of the Company after the date of this Agreement affecting in any manner the number of kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations, then the number and kind of shares then subject to the Options and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors; provided however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of that Options, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Options and this Agreement.

            13.      Cessation of Corporate Existence. Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the

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Option grated hereunder shall terminate, provided however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to the Grantee an Option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Options, and such new options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Options and this Agreement.

            14.      Miscellaneous.

                  (a)      Entire Agreement. This Agreement and the Consulting Agreement contain the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

                  (b)      Governing Law. This Agreement shall be construed under the internal laws of the State of Virginia, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Los Angeles, California.

                  (c)      Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any person any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonable withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

                  (d)      Indemnification. The Company shall indemnify the Consultant for all losses or damages sustained (including reasonable attorney fees and disbursements) as incurred by the Consultant arising from the Consultant performing services under this Agreement.

                  (e)      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

                  (f)      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

                  (g)      Fees of Escrow Agent: The fees of the Escrow Agent in connection with this Agreement shall be $7,500 ("Fees"). The Fees shall be paid by deducting from the first three Option Shares purchases the sum of $2,500 from the proceeds received from the Grantee to be paid to the Company.

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            IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.

Date: June 11, 2001	CONSULTANT:

/s/ Asher Gottesman ASHER GOTTESMAN

Address for Notices:

c/o Concord Companies 14001 Ventura Boulevard Sherman Oaks, California 91423 Fax: 818-501-1306

COMPANY:

PACEL CORP.

By:	/s/ David E. Calkins David E. Calkins President

Address for Notices:

8870 Rixlew Lane, Suite 201 Manassas, Virginia 20109 Fax: 703-361-6706

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EXHIBIT A

NOTICE OF EXERCISE OF OPTION

(To be Executed by the Holder in order to Exercise Options)

            The undersigned hereby irrevocably elects to exercise __________ options to purchase Shares of Common Stock of Pacel Corp. according to the conditions set forth in a certain Non-Qualified Stock Option Agreement dated June 11, 2001, as of the date written below.

            If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Exercise

Applicable Price per Share:	$
Number of Options Exercised (minimum 200,000)
Gross Purchase Price (number of shares purchased x Price per Share):
Signature
[Print Name of Holder and Title of Signer]

Address:

SSN or EIN:

Shares are to be registered in the following name:

Name:
Address:
Tel:

Fax:

SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:
Address: